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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33326289, 33326291, 33326113, 3307627, 33307201,
33307203, 33303213, 3395742, 3395746, 3395748, 3390874, 3390876, 3388444,
3388442, 3371556, 3367752, 3364952, 3346847, 33346489, 33360729, 33394151,
3378167, 33378775, 33337150, 33337152) of Per-Se Technologies, Inc. of our
report dated February 5, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 5, 2001 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP



Atlanta, Georgia
March 22, 2001